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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report: (Date of earliest event reported)    September 20, 2001

                           ANGSTROM TECHNOLOGIES, INC.

         State           Commission File No.              I.R.S. Employer ID No.
         -----           -------------------              ----------------------
         Delaware        0-12646                          31-1065350

         1895 Airport Exchange Boulevard, Erlanger, Kentucky 41018
         (859) 282-0020

Item 5.           OTHER EVENTS

         On September 20, 2001 the Board of Directors of Angstrom Technologies, Inc. voted to not renew the Management Employment Contract of Louis Liang and William J. Ryan, effective November 1, 2001. This will remove both Mr. Liang and Mr. Ryan from the day-to-day operations of the Company.

         On September 20, 2001, Louis Liang, William J. Ryan, D.B. Kruger and Roger Malmrose announced they will not seek re-election to the Company's Board.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 3, 2001               ANGSTROM TECHNOLOGIES, INC.

                                    By: /s/ Louis Liang
                                       -----------------------------------------
                                       Louis Liang, Interim President and Chief
                                       Executive Officer